IntraLinks Appoints Scott N. Semel Executive Vice President and General Counsel

New York, NY, January 30, 2012 – IntraLinks (NYSE: IL), a leading provider of critical information exchange solutions, today announced the appointment of Scott N. Semel as the company's executive vice president, general counsel and corporate secretary effective as of January 27, 2012.

Mr. Semel joins IntraLinks after serving as senior vice president, general counsel and secretary of Novell, Inc. Previously, Mr. Semel served as chief legal officer and corporate secretary at Tele Atlas N.V., a Dutch Euronext company providing digital mapping and navigation solutions. Mr. Semel also served as vice president, general counsel and secretary of Ascential Software Corporation, a provider of enterprise data integration, and vice president, general counsel and secretary of NaviSite, Inc.

“Scott has an impressive track record in addressing the legal and business issues of publicly-traded, global software and technology companies," said Ron Hovsepian, president and CEO of IntraLinks."Having worked closely with Scott at Novell, I am confident that IntraLinks will benefit from Scott’s counsel and leadership."

Mr. Semel replaces David G. Curran, executive vice president, business and legal affairs, who stepped down as an executive of the company effective as of January 27, 2012. Mr. Curran will continue to advise the company initially as a non-executive employee through March 31, 2012 and thereafter on a consulting basis through January 31, 2013. Mr. Hovsepian added, “On behalf of IntraLinks and its board of directors, I want to personally thank Dave for his many contributions from the post-IPO period to the present. He provided valuable legal counsel and business leadership during this critical stage, laying a strong foundation for IntraLinks’ future.”

About IntraLinks

IntraLinks is a leading global provider of Software-as-a-Service solutions for securely managing content, exchanging critical business information and collaborating within and among organizations. More than one million professionals in industries including financial services, pharmaceutical, biotechnology, consumer, energy, industrial, legal, insurance, real estate and technology, as well as government agencies, have utilized IntraLinks' easy-to-use, cloud-based solutions. IntraLinks users can accelerate information-intensive business processes and workflows, meet regulatory and risk management requirements and collaborate with customers, partners and counterparties in a secure, auditable and compliant manner. Professionals at more than 800 of the Fortune 1000 companies have used IntraLinks’ solutions. For more information, visit www.intralinks.com or http://blog.intralinks.com. You can also follow IntraLinks on Twitter at http://twitter.com/intralinks and Facebook at www.facebook.com/IntraLinks.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the uncertainty of our future profitability; our ability to sustain positive cash flow; periodic fluctuations in our operating results; risks related to our substantial debt balances; our ability to maintain the security and integrity of our systems; our ability to increase our penetration in our principal existing markets and expand into additional markets; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy including tax regulations. Further information on these and other factors that could affect our financial results is contained in our public filings with the Securities and Exchange Commission (the "SEC") from time to time, including our Registration Statement on Form S-1 as amended (File No. 333-173107), which was declared effective by the SEC on April 6, 2011. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IntraLinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.